Exhibit No. 99.1

Instilend Technologies, Inc.

Carve-out Financial Statements

Report of Independent Registered Public Accounting Firm	2
Carve-out Balance Sheets as of March 31, 2012 and 2011	3
Carve-out Statements of Operations and Changes in Invested Equity (Deficit) for the years ended March 31, 2012 and 2011	4
Carve-out Statements of Cash Flow for the years ended March 31, 2012 and 2011	5
Notes to Carve-out Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors,

Investview, Inc.

Red Bank, NJ

We have audited the accompanying carve-out balance sheet of Instilend Technologies, Inc. (the "Company") as of March 31, 2012, and 2011 and the related carve-out statement of operations, and cash flows for the years ended March31, 2012 and 2011. These carve-out financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying carve-out financial statements for the year ended March 31, 2012 of the Company represent certain operations of All American Technologies, Inc. (ATT) relating to the utilization of the Matador software combined with all activity of the newly formed Instilend Technologies, Inc. (Instilend) since its date of incorporation, March 3, 2012. Instilend licensed certain software from ATT including Matador until September 5, 2012 at which time Instilend purchased all rights to the software. Fiscal year ended March 31, 2011 financial statements consist only of allocations of certain assets, liabilities, revenues and expenses from ATT records. Such cave-out financial statements represent the March 31, 2012 and 2011 historical accounts of the Instilend business acquired by Investview, Inc. on October 24, 2012. These financial statements were prepared by management and have no legal status or existence. (See Note A).

In our opinion, based on our audit, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Instilend Technolgies, Inc. as of March 31, 2012 and 2011 and the results of their operations and their cash flows for the years ended March 31, 2012 and 2011 in conformity with accounting princiles generally accepted in the United States of America.

As stated above, and futher explained in Note A, the accompanying financial statements have been prepared from the separate records of maintained by ATT and combined with the records of Investview, Inc., and as such, may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

February 13, 2013

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Instilend Technologies, Inc.

Carve-out Balance Sheets

	March 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$2,979	$-
Accounts receivable	$21,400	$4,100
Deferred costs	$-	$-
Prepaid expenses	$-	$-
Due from officer	$5,000	$-
Other current assets	$-	$(0)
Total current assets	$29,379	$4,100
Property, plant and equipment, net of accumulated depreciation of $22,525 and $22,085, respectively	$3,491	$0
Total assets	$32,870	$4,100

LIABILITIES AND INVESTED EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$66,204	$211,942
Deferred revenue	$-	$-
Due to related party	$-	$-
Notes payable, current portion	$-	$-
Total current liabilities	$66,204	$211,942

Long term debt:
Warrant liability	$-	$-
Notes payable, long term portion	$-	$-
Convertible notes payable, long term portion	$-	$-
Convertible notes payable, long term portion-related party	$-	$-
Total long term debt	$-	$-
Total liabilities	$66,204	$211,942

Instilend Equity (Deficit)
Invested equity (deficit)	$(33,334)	$(207,842)
Total liabilities and Invested Equity (Deficit)	$32,870	$4,100

The accompanying notes are an integral part of the financial statements

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Instilend Technologies, Inc.

Carve-out Statements of Operations and Changes in Invested Equity (Deficit)

	For the Years Ended March 31,
	2012	2011
Revenue, net	$1,889,066	$1,250,513

Operating costs and expenses:
Cost of sales and service	$-	$-
Selling, general and administrative	$1,050,882	$770,850
Depreciation and amortization	$596	$(0)
Total operating costs and expenses	$1,051,478	$770,850
Net profit from operations	$837,588	$479,663
Other income (expense):
Gain (loss) on change in fair value of warrant and derivative liabilities	$-	$-
Loss on settlement of debt	$-	$-
Interest, net	$-	$-
Other	$-	$-
Net loss before provision for income taxes	$837,588	$479,663
Income taxes	$319,110	$187,715
Net Income	$518,478	$291,948
Investment equity (deficit), beginning	$(207,842)	$(916)
Net accumulated investment additions (distributions)	$(343,972)	$(498,874)
Investment equity (deficit), ending	$(33,334)	$(207,842)

The accompanying notes are an integral part of the financial statements

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Instilend Technologies, Inc.

Carve-out Statements of Cash Flow

	For the Years Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Profit	$518,478	$291,948
Adjustements to reconciled net loss to net cash used in opearting activities
Depreciation and amortization	$(0)	$10,377
Changes in:
Accounts receivable	$(17,300)	$(3,100)
Due from officer	$(5,000)	$-
Other Assets	$-	$15,387
Accounts payable	$(128,912)	$200,408
Notes payable	$-
Net cash generated from operating activities	$367,266	$515,021

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal (purchase) of fixed assets	$41,402	$44,110

Net cash generated from investing activities	$41,402	$44,110

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Notes Receivable	$15,388	$10,400
Withdrawal of Invested Equity	$(421,077)	$(569,531)

Net cash used in financing activities	$(405,689)	$(559,131)

Net increase in cash and cash equivalents	$2,979	$0
Cash and cash equivalents - beginning of period	$0	$-
Cash and cash equivalents - end of period	$2,979	$0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

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Instilend Technologies, Inc.

Notes to Carve-out Financial Statements

Note A – Nature of Organization and Operations

The accompanying carve-out financial statements include the operations for the Matador product of All American Technologies, Inc. (“AAT”) and the operations of Instilend Technologies, Inc. (“Instilend”) from March 3, 2012 (date of incorporation in the state of New York) which was separately operated and privately owned. As of September 5, 2012 Instilend obtained the rights to the Matador software and several other products from AAT.Matador is stock location software that is both documentation and work-flow for lenders and borrowers of equity securities; in particular broker/dealers. LendEQS is software that centralizes the negotiation and execution of spreads for lenders and borrowers of equity securities. This software is in development stage and requires further development to be a viable platform. The Purchase Agreement also includes three year employment agreements for the three principals of Instilend. The Instilend business was initially conducted within AAT. On March 3, 2012, Instilend commenced operating its business by licensing all the intellectual property of the Matador and LendEQS platforms from AAT. Instilend is a combination of allocated activity of ATT and the operations of Instilend since its formation and has no legal status or existence.

Acquisition

On September 19, 2012, Investview, Inc. (the “Company”) filed a Form 8-K (the “Original 8-K”) to report that on September 13, 2012, the Company entered into a purchase agreement (the “Purchase Agreement”) with Instilend pursuant to which the Company purchased all of the outstanding stock of Instilend. The Purchase Agreement also includes three year employment agreements for the three principals of Instilend. The Instilend business was initially conducted within AAT. On March 3, 2012, Instilend became a separate legal entity and commenced operating its business by licensing all the intellectual property of the Matador and LendEQS platforms from AAT. On September 5, 2012, Instilend purchased all the intellectual property of the Matador and LendEQS platforms from AAT.. The Company closed on its ownership of Instilend on October 24, 2012.

Basis of Presentation

The accompanying financial statements reflect the use of “carve-out” accounting procedures, whereby the historical assets and liabilities of AAT (i.e., primarily the Matador software) have been allocated and combined with the activity of Instilend since its date of incorporation to reflect the financial position of Instilend’s business as of the periods presented. Revenues were allocated based on the specific clients using the Matador software. In addition, various direct and indirect expense allocations from AAT have been recorded in the financial statements of Instilend’s business to reflect the financial results of the Instilend business for the periods presented. Such allocations were based primarily on estimated usages based on excluding the expenses incurred by ATT’s principal operating officer and including expenses related to executive management, accounting, human resources, information technology, and other general and administrative expenses. Management believes its method for expense allocations is reasonable. Revenues related to acquired assets and liabilities have been directly allocated to Instilend. All other activity of Instilend is identified on the balance sheet as Equity Investment.

We have prepared the accompanying carve-out financial statements and notes pursuant to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported amounts using those estimates.

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Note B – Summary of Significant Accounting Policies

(a) Revenue Recognition

(i) Matador Revenue

Instilend recognizes revenue for the Matador software when earned and reasonably estimable. The software agreement may have a monthly fixed fee, may be based on a percentage of gross business, or a combination of the two.

• persuasive evidence of an agreement with a customer exists;

• the delivery of services is complete and in accordance with the terms of the agreement;

• the period of the agreement has begun and/or the customer has utilized the service;

• the fee is determinable; and

• collection of the fee is reasonably assured.

If all of the conditions as outlined above are not met, revenue is recorded as deferred revenue until all conditions are met.

Matador revenue is primarily a month-to-month licensing fee.

Revenue

Two clients accounted for 90% of net revenues for the year ended March 31, 2012 and three clients accounted for 78% of net revenues for the year ended March 31, 2011. The licensing fee included incentives for successful implementation of the Matador system including on-site services. Instilend no longer conducts business with these clients, however new clients have replaced close to 50% of the 2012 revenue. In addition, we are actively seeking to expand our base of institutional clients.

Sublease Revenue

One client reimburses Instilend for some space it occupies. This amount is recorded in revenues.

(b) Accounts Receivable

Accounts receivable represent primarily software licensing fees. Instilend regularly evaluates the need for an allowance for doubtful accounts for accounts receivable by taking into consideration factors such as the type of client, trends in actual and forecasted credit quality of the client (including delinquency and late-payment history) and current economic conditions that may affect a client’s ability to pay. The allowance for doubtful accounts is determined based on specific reserves for receivables that are not considered collectible. For the periods presented in the financial statements, Instilend determined there was no bad debt expense and no allowance for bad debts is required as of the balance sheet dates.

(c) Property and Equipment

Property and equipment are stated at cost and consist of computers and software. Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets of five to ten years. Instilend had approximately $3,500 and $0 in property and equipment as of March 31, 2012 and 2011, respectively. Depreciation expense on property and equipment, as calculated using the methodology and lives as discussed above, was approximately $600 and $0 for each of the years ended March 31, 2012 and 2011, respectively. Accumulated depreciation totaled approximately $23,000 and $22,000 as of March 31, 2012 and 2011, respectively.

(d) Leases

AAT had an operating lease for space which Instilend sublet on a month-to-month basis. Instilend relocated to Investview’s Red Bank offices at the end of October 2012. All of Instilend’s leases currently qualify as operating leases and are month-to-month.

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(e) Income taxes

AAT files its own tax returns. Instilend was formed in March 2012 so has not yet filed its first tax return. Accordingly, a portion of Instilend’s taxable income or loss is included in the income tax return of AAT. Therefore, the provision or liability for income taxes has been included in the accompanying carve-out financial statements of Instilend as part of the Due To/From the Parent. Instilend accounts for uncertain income tax positions using the “more-likely than not” methodology as required by the ASC. Instilend has no significant uncertain income tax positions requiring recognition or disclosure. Instilend assumed a 40% effective tax rate with no timing differences which would result in the recording of deferred tax assets or liabilities.

Note C—Recent Accounting Pronouncements

Recently Adopted

Multiple-Deliverable Revenue Arrangements

In October 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting guidance related to multiple-deliverable revenue arrangements, which permits an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. This guidance eliminates the use of the residual method of allocation and permits allocation using the relative-selling-price method in all circumstances in which an entity recognizes revenue for an arrangement with multiple deliverables. The guidance is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Instilend adopted the guidance effective January 1, 2011 and applied it prospectively. The adoption of this guidance did not have a material effect on our financial position or results of operations.

Recently Issued

Presentation of Comprehensive Income (ASC 2011-05)

In June 2011, the FASB issued new accounting guidance related to the presentation of other comprehensive income (“OCI”). This guidance eliminates the option to present components of OCI as part of the statement of changes in shareholders’ equity. The guidance allows for a one-statement or two-statement approach, outlined as follows:

☐ One-statement approach: Present the components of net income and total net income, the components of OCI and a total for OCI, along with the total of comprehensive income in a single continuous statement.

☐ Two-statement approach: Present the components of net income and total net income in the statement of net income. A statement of OCI would immediately follow the statement of net income and include the components of OCI and a total for OCI, along with the total of comprehensive income.

The guidance also requires an entity to present on the face of the financial statements any reclassification adjustments for items that are reclassified from OCI to net income. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have any effect on Instilend.

Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs

In May 2011, the FASB issued amendments to its accounting guidance related to fair value measurements in order to more closely align its disclosure requirements with those in International Financial Reporting Standards (“IFRS”). This guidance clarifies the application of existing fair value measurement and disclosure requirements and also changes certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material effect on Instilend’s financial position or results of operations.

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Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-05)

In December 2011, the FASB amended its recently issued accounting guidance by deferring the effective date pertaining to the presentation of reclassifications of items out of accumulated comprehensive income. All other requirements in ASU 2011-05 are not affected by this deferral. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have any effect on Instilend.

Note D - Commitments and Contingencies

Legal Proceedings

Instilend is not currently involved in legal proceedings. To the extent that a loss related to a contingency is reasonably estimable and probable, Instilend accrues an estimate of that loss. Because of the uncertainties related to both the amount and range of loss on certain pending litigation, Instilend may be unable to make a reasonable estimate of the liability that could result from an unfavorable outcome of such litigation. As information becomes available, Instilend assesses any potential liability related to pending litigation and makes or, if necessary, revises its estimates. Such revisions in estimates of potential liability could materially impact Instilend’s financial position and results of operations.

Concentrations

See Note B (a). If relationships with any or all of these clients are damaged or, due to the current market conditions of the brokerage business, and the stock locate business in particular, the clients decide to no longer utilize the software and services with Instilend, it is possible that Instilend’s ability to generate revenues could be delayed or otherwise impaired.

At March 31, 2012, three clients accounted for 100% of the accounts receivable. They also accounted for 65% of total assets. At March 31, 2011, three clients accounted for 40% of the accounts receivable. They also accounted for 8% of total assets.

Note E – Parent and Affiliates Investment

Parent investment represents the net amount loaned or charged to Insitlend by ATT. This amount was non-interest bearing.

Note F - Subsequent Events

We have evaluated subsequent events through February 13, 2013, the date these financial statements were issued and noted the following disclosure items:

On, February 7, 2013, the Company entered into a Letter of Intent with another Company (“Licensee”) who wishes to obtain exclusive rights in the United States to use the Instilend technology (“Software”) for use in a mini-prime execution and clearing business (“Joint Venture”). Two items are binding on the Licensee:

1)	One of the three Instilend employees who have a three year employment agreement and a non-compete will be assumed by the Licensee on March 1, 2013, and

2)	The Licensee will cause to be transferred to the Company, 250,000 shares of the Company’s stock issued in connection with the Instilend acquisition to be returned to the Company.

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